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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Form 10-K of Marks Bros. Jewelers, Inc. and in the registration statements of Marks Bros. Jewelers, Inc. on Form S-8 (File no. 333-50159, 333-47601, and 333-14895) of our reports dated
March 12, 1998, on our audits of the financial statements and financial statement schedule of Marks Bros. Jewelers, Inc. as of January 31, 1998, and 1997, and for the years ended January 31, 1998, 1997 and 1996, which reports are included in the Marks Bros. Jewelers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 1998.



                                               /s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
April 24, 1998